SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2004

DrugMax, Inc.

Formerly known as DrugMax.com, Inc.

(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	34-1755390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 676-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 12, 2004, DrugMax, Inc. (“DrugMax”) and Familymeds, Inc. (“FMG”) completed their previously announced merger, pursuant to which FMG was merged with and into DrugMax, with DrugMax as the surviving entity. A copy of the Agreement and Plan of Merger by and between FMG and DrugMax, dated March 19, 2004, as amended July 1, 2004 and October 11, 2004 (the “Merger Agreement”), was filed with the Securities and Exchange Commission (the “SEC”), as an appendix to DrugMax’s definitive proxy statement on Schedule 14A, on October 12, 2004 (the “Proxy Statement”).

In the merger, the shareholders of FMG (along with certain FMG warrant holders and note holders) received an aggregate of 10,470,507 shares of DrugMax common stock along with warrants to purchase an additional 3,500,090 shares of DrugMax common stock. The exercise price of the warrants is $2.61. In addition, in connection with the merger, DrugMax will issue an aggregate of 663,675 shares of restricted DrugMax common stock, along with options to purchase an additional 1,646,842 shares of DrugMax common stock, to certain employees and directors of FMG. The exercise price of the stock options is $0.57 per share. As a result, the pre-merger DrugMax stockholders as a group, own approximately 40%, and FMG stockholders, employees and directors, as a group, own approximately 60%, of the issued and outstanding shares of DrugMax immediately after the merger, assuming the vesting of all restricted shares and the exercise of all stock options and warrants issued in connection with the merger.

Prior to the merger, Jugal K. Taneja, DrugMax’s largest beneficial stockholder prior to the merger, beneficially owned approximately 19% of the total outstanding shares of DrugMax (based upon 8,201,886 shares of common stock outstanding immediately prior to the merger). Assuming the exercise of all warrants and stock options and the vesting of all restricted stock issued in connection with the merger, Mr. Taneja owns approximately 6% of the total outstanding shares of DrugMax, while ABS Capital Partners III, L.P., the largest stockholder of FMG prior to the merger, and Edgardo Mercadante, FMG’s former Chief Executive Officer and Chairman of the Board, own approximately 26% and 6%, respectively, of the total outstanding shares of DrugMax immediately after the merger (based upon 24,483,000 shares of common stock outstanding immediately after the merger, assuming the exercise of all warrants and stock options and the vesting of all restricted stock issued in connection with the merger). Collectively, Jugal K. Taneja, Edgardo Mercadante and William L. LaGamba, DrugMax’s President, beneficially own approximately 4.9 million shares of DrugMax, representing approximately 19% of the total number of shares outstanding immediately after the merger, assuming the exercise of all warrants and stock options and the vesting of all restricted stock issued in connection with the merger.

Further, pursuant to the Merger Agreement, FMG was entitled to nominate four individuals to the board of directors of DrugMax for consideration by the stockholders of DrugMax at the meeting held on November 12, 2004. The four FMG designees were Edgardo Mercadante, Philip Gerbino, Peter Grua and Laura Witt, all four of whom served on the FMG board of directors. As previously reported, on November 12, 2004, the stockholders elected the foregoing four FMG designees along with Jugal K. Taneja, William L. LaGamba, Mark Majeske and Rakesh Sharma to the DrugMax board of directors. To accommodate the requirements of the Merger Agreement, Robert Loughery, Ronald J. Patrick, Martin Sperber, Howard L. Howell and Sushil Suri were not nominated to serve as directors of DrugMax from and after the date of the merger, and, accordingly, as of November 12, 2004, the date that the new board of directors was elected by the stockholders, they no longer served as directors of DrugMax.

Also, at the November 12, 2004 DrugMax stockholder’s meeting, Mr. Mercadante was named Co-Chairman and Chief Executive Officer of DrugMax; and Mr. Ribaudo was named Chief Financial Officer of DrugMax. Further, on such date, Mr. Taneja, DrugMax’s former Chief Executive Officer, was appointed as Co-Chairman of the Board of Directors, Mr. LaGamba was appointed as President and Chief Operating Officer of DrugMax and Mr. Patrick, DrugMax’s former Chief Financial Officer, was appointed as the chief financial officer of Valley Drug Company, a DrugMax subsidiary. In connection therewith, shortly after the merger, each of Messrs. Taneja, LaGamba, Mercadante and Ribaudo are expected to enter into new employment agreements with DrugMax. As those agreements have not yet been negotiated, management cannot at this time predict the terms of those agreements. However, the merger agreement requires that the terms of those employment agreements be negotiated and approved by the post-merger compensation committee of DrugMax and that Mr. Mercadante and Mr. Taneja receive compensation that is substantially similar to one another and that, similarly, Mr. Ribaudo and Mr. LaGamba receive compensation that is substantially similar to one another.

Edgardo A. Mercadante, who is 49 year old, has served as FMG’s Chairman of the Board, Chief Executive Officer and President of FMG since 1997. Mr. Mercadante has over twenty-five years of experience in the prescription health care and managed care industries including significant experience in retail pharmacy. Mr. Mercadante was President of Arrow Corporation between the years of 1987 to 1996. He was President and Chief Executive Officer of APP, a pharmacy benefit management company, which he co-founded in 1991. Mr. Mercadante is active in many national and state professional pharmacy organizations. Mr. Mercadante is a licensed pharmacist and holds a B.S. in Pharmacy from Philadelphia College of Pharmacy and Science. Mr. Mercadante served as Division Manager from 1980 to 1986 with Rite Aid Corporation. Mr. Mercadante holds directorships with General Nutrition Centers, MediBank, and ProHealth. He holds a Trusteeship with the University of Sciences in Philadelphia.

Dale J. Ribaudo, who is 47 years old, has served as FMG’s Senior Vice President, Chief Financial Officer and Treasurer since October 2000. Prior to joining FMG, Mr. Ribaudo was Vice President and Controller of Dexter Corporation in Windsor Locks, Connecticut, from March 1999 to September 2000. In that position, Mr. Ribaudo was responsible for managing Dexter’s worldwide accounting and control functions, including planning, reporting and implementation of accounting policy. Prior to becoming Vice President and Controller, Mr. Ribaudo was Treasurer of Dexter. Mr. Ribaudo began his career with PricewaterhouseCoopers, LLP. Mr. Ribaudo is a certified public accountant and holds a B.S. with a major in accounting from Bentley College, an M.S. in finance from Rensselaer Polytechnic Institute, and has completed the Williams College Executive Program.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the merger, DrugMax was required to file a new listing application with the Nasdaq SmallCap Market, and, upon the effectiveness of the merger, DrugMax, the surviving company in the merger, was listed and began to trade on the Nasdaq SmallCap Market under the symbol “DMAXD.” The symbol will return to “DMAX” after approximately 20 days. The symbol was modified to alert the public that a reverse merger had taken place.

Item 4.01 Change in Registrant’s Certifying Accountant.

For accounting purposes, the merger will be accounted for as a reverse acquisition, with FMG as the acquirer. The historical financial statements of FMG will become the historical financial statements of DrugMax, and the assets and liabilities acquired of DrugMax by FMG will be accounted for as required under the purchase method of accounting. Results of operations of DrugMax will be included in the financial statements from November 12, 2004, the effective date of the merger.

Prior to the merger, FMG, the accounting acquirer, retained Deloitte & Touche LLP (“D&T”) as its independent accountants. On November 12, 2004, the newly appointed members of the audit committee of the board of directors of DrugMax approved the retention of D&T as the independent accountant of the merged company. During the two years prior to the merger, DrugMax had retained BDO Seidman, LLP (“BDO”) as its independent accountants. As a result of the foregoing, BDO will not continue to serve as the independent accountant of DrugMax.

During the two most recent fiscal years and any subsequent interim period prior to engaging D&T, DrugMax did not consult with D&T regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on DrugMax’s financial statements; or (ii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The reports of BDO on DrugMax’s financial statements for the fiscal years ended March 31, 2004 and 2003 did not contain a disclaimer of opinion or an opinion that was adverse or was qualified or modified for uncertainty, audit scope, or accounting principle. Furthermore, during those fiscal years and through the subsequent period ending on November 12, 2004, there were no disagreements with BDO on matters of accounting principle or practice, financial statement disclosure, or audit scope or procedure which, if not resolved to BDO’s satisfaction, would have caused BDO to refer to the subject matter of the disagreements in their report. In addition, during those fiscal years, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as follows:

As reported in DrugMax’s annual report on Form 10-K for the year ended March 31, 2004, in connection with the completion of its audit of, and the issuance of an unqualified report on, DrugMax’s consolidated financial statements for the fiscal year ended March 31, 2004, BDO communicated to DrugMax’s Audit Committee that the following matters involving DrugMax’s internal controls and operation were considered to be “reportable conditions,” as defined under standards established by the American Institute of Certified Public Accountants, or AICPA:

•	Processes relating to account analysis and reconciliations including lack of timely management review, which contributed to fourth quarter adjustments relating to inventories, accounts receivable and accounts payable; and

•	DrugMax’s recognition of accruals in connection with litigation.

Reportable conditions are matters coming to the attention of the independent auditors that, in their judgment, relate to significant deficiencies in the design or operation of internal controls and could adversely affect DrugMax’s ability to record, process, summarize and report financial data consistent with the assertions of management in the financial statements. In addition, BDO has advised DrugMax that they consider these matters, which are listed above, to be “material weaknesses” that, by themselves or in combination, result in a more than remote likelihood that a material misstatement in DrugMax’s financial statements will not be prevented or detected by its employees in the normal course of performing their assigned functions.

As required by SEC Rule 13a-15(b), for the second quarter ended September 30, 2004, DrugMax once again carried out an evaluation, under the supervision and with the participation of its management, including its Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of DrugMax’s disclosure controls and procedures as of September 30, 2004. Although DrugMax continues to make improvements, as of September 30, 2004, DrugMax’s then Chief Executive Officer and Chief Financial Officer determined that deficiencies identified by BDO continue to cause DrugMax’s disclosure controls and procedures not to be effective at a reasonable assurance level. However, the then CEO and CFO noted that DrugMax continues to remedy the deficiencies identified by BDO and did not note any other material weaknesses or significant deficiencies in DrugMax’s disclosure controls and procedures during their evaluation. DrugMax continues to improve and refine its internal controls. This process is ongoing, and includes the following:

1. DrugMax decided to convert its operating divisions to new accounting software and an integrated networked computerized system linking all divisions, which will roll up financial information on a real-time basis. The implementation of that process began during the quarter ended March 31, 2004 and is expected to be completed by December 31. 2004. DrugMax believes this conversion will provide more timely operating information, a more efficient system of checks and balances to assure accurate reporting of detailed transactions, and more efficient month-end closing procedures to provide a comprehensive internal review before financial information is considered final. DrugMax’s accounts payable detailed ledger at Valley Drug Company is not fully integrated to the general ledger system, which has caused large amounts of reconciling items. Management believes this issue will be significantly improved with the conversion to the new integrated accounting system. As a result of the efficiencies of the new system, DrugMax’s controllers will have appropriate time to better analyze cutoff and other detailed transactions in order to assure the proper processing of its accounts payable and other accounting functions.

2. DrugMax has reorganized its credit and collection functions and previously hired a Vice President of Asset Management to assist in the granting of credit to customers or potential customers. Recently, more independent pharmacies, which are a significant part of DrugMax’s core business, have incurred financial difficulties, as indicated by the number of recent bankruptcies by such pharmacies. As a result, DrugMax’s credit policy is being reviewed and restructured.

3. DrugMax improved its control over morgue inventory during the fourth quarter of 2004 in connection with the relocation of Valley Drug Company to its new warehouse facility. In the future DrugMax will be taking frequent physical inventory counts to properly record quantities in the morgue inventory at Valley. In addition, DrugMax has hired a full-time warehouse clerk assigned to manage the movement of the morgue inventory.

4. Management continues to evaluate the number of personnel involved in the accounting and finance function of DrugMax. Due to the acquisitions made by DrugMax over the past three years and pressures on operations resulting from competition, shrinking margins and regulatory matters, management is reassessing its existing personnel and resources to address its internal control and operational requirements. This is an ongoing process.

On November 18, 2004, DrugMax authorized BDO to respond fully to the inquiries of D&T concerning the foregoing matter and requested that BDO provide DrugMax with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by DrugMax in response to this item and, if not, stating the respects in which it does not agree. BDO’s letter was unavailable at the time this Form 8-K is being filed and will be filed in by an amendment to this Form 8-K within 10 days of the filing of this Form 8-K.

Item 5.01. Changes in Control of Registrant.

See Item 2.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 2.01 above.

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On November 12, 2004, the stockholders of DrugMax, Inc. also approved:

•	A proposal to adopt an amendment to the DrugMax amended and restated certificate of incorporation to increase the number of authorized shares of DrugMax common stock from 24,000,000 to 45,000,000;

•	A proposal to adopt an amendment to the DrugMax amended and restated certificate of incorporation to increase the number of authorized shares of DrugMax preferred stock from 2,000,000 to 5,000,000;

•	A proposal to adopt an amendment to the DrugMax amended and restated certificate of incorporation to provide for mandatory indemnification by DrugMax of its directors and officers and permissive indemnification of its employees and agents; and

•	A proposal to adopt an amendment to the DrugMax amended and restated certificate of incorporation to limit the personal liability of a director to DrugMax or its stockholders for monetary damages for a breach of duty as a director to the amount of compensation, if any, received by the director for serving DrugMax as a director during the year in which the breach of duty occurred.

Accordingly, also on November 12, 2004, DrugMax filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to effect the foregoing amendments to DrugMax’s articles of incorporation. Also on November 12, 2004, DrugMax adopted amended and restated bylaws, in the form attached hereto as Exhibit 3.2.

Also on November 12, 2004, the board of directors of DrugMax converted DrugMax’s fiscal year end from March 31 to a 52-53 week fiscal year ending on the Saturday closest to December 31.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

As of the date of filing of this current report on Form 8-K, it is impracticable for DrugMax to provide the financial statements of FMG required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 71 days after the date that this Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

As of the date of the filing of this current report on Form 8-K, it is impracticable for DrugMax to provide the updated pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than 71 days after the date that this Form 8-K was required to be filed.

(c) Exhibits.

The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DRUGMAX, INC.

By:	/s/ Edgardo Mercadante
Edgardo Mercadante, Chief Executive Officer

Dated: November 18, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Amended and Restated Articles of Incorporation of DrugMax dated November 12, 2004.

3.2	Amended and Restated Bylaws of DrugMax dated November 12, 2004.

10.1	Sixth Amendment and Waiver to Loan and Security Agreement by and between Congress Financial Corporation (Florida) and DrugMax, Inc., together with its subsidiaries, Valley Drug Company, Valley Drug Company South, and Discount Rx, Inc.